Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 2022, relating to the financial statements of AlloVir, Inc., appearing in the Annual Report on Form 10-K of AlloVir, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 10, 2022